UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Denny’s Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

     LEGAL

To: All Denny's Employees
From: Scott Melton, Sr. Director, Assistant General Counsel
Date: April 30, 2010
Subject: Annual Stockholders Meeting - Share Voting

If you have not yet voted your shares with respect to this year's annual stockholders meeting, please take a moment and do so. Every share voted is important. Voting is easy and will take only a minute to complete.

There are three methods available to vote: by the Internet, phone, or mail. Using the internet is particularly easy. Simply enter the voting web address found on your WHITE proxy card and then enter your control number also found on your WHITE proxy card. Follow then the instructions given on the Web site for actually voting your shares. After voting you'll be given the opportunity to print a confirmation of your vote for your records.  Voting by phone or mail (self-addressed envelope provided) is just as easy by following the instructions on the proxy card.

If you have any questions regarding the voting of your shares please feel free to contact Kelly Land at (864) 597-8671 or Scott Melton at (864) 597-8672. Thank you for your help.